Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Electronic Data Systems Corporation:

We consent to incorporation by reference in the following registration statements of Electronic Data Systems Corporation of our reports dated February 1, 1999, relating to the consolidated balance sheets of Electronic Data Systems Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear in or are incorporated by reference in the 1998 annual report on Form 10-K of Electronic Data Systems Corporation.

          Registration
Form      Statement No.                      Description
----      -------------                      -----------

S-3       333-50971         Electronic Data Systems Corporation Common Stock

S-3       333-10145         Electronic Data Systems Corporation Debt Securities

S-8       2-94690           1996 Electronic Data Systems Corporation Stock
                            Purchase Plan (Post Effective Amendment No. 2)

S-8       2-94691           Electronic Data Systems Corporation 1996 Incentive
                            Plan (Post Effective Amendment No. 2)

S-8       33-64681          EDS Deferred Compensation Plan (Post Effective
                            Amendment No. 1)

S-8       33-36443          EDS Deferred Compensation Plan (Post Effective
                            Amendment No. 1)

S-8       33-54833          EDS Puerto Rico Savings Plan (Post Effective
                            Amendment No. 1)

S-8       333-22077         Performance Share, 1997 Nonqualified Stock Option
                            Plan of Electronic Data Systems Corporation

S-3       333-08621         Electronic Data Systems Dividend Reinvestment Plan



                                                     /s/ KPMG LLP

Dallas, Texas
March 24, 1999